Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.com

Altisource Asset Management Corporation Announces Departure of CEO
Company Moves Forward with Restructure of Lending Operations

CHRISTIANSTED, U.S. Virgin Islands, August 30, 2023 (BUSINESS WIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) announces the resignation of Chief Executive Officer, Jason Kopcak.

“We remain committed to the mortgage space,” said Chairman of the Board Ricardo Byrd. “As the Board considers potential replacements, we have appointed Danya Sawyer, Chief Operating Oﬃcer of Alternative Lending Group, the Company’s principal operating subsidiary, to serve as Interim CEO of AAMC.”

Signiﬁcant Progress on Cost Cutting Initiatives and Enhancing Liquidity

As announced during the Company’s recent Earnings Call, the Board mandated a comprehensive review of the Company’s mortgage platform to improve the performance of the business. This review involved assessments of operational eﬃciency and capacity issues, opportunities for cost reductions, strategies for improving liquidity, among other initiatives, all with a view toward enhancing ﬁnancial performance. While improvements continue, this review is now completed. The Company has already made signiﬁcant progress in reducing costs and streamlining operations, including the following (all amounts disclosed below are as of August 25, 2023):

•An across-the-board employee right-sizing, considerably reducing annual payroll costs
•Shuttering the Tampa facility and absorbing functions previously undertaken at that location into operating subsidiaries
•Aggressively reducing expenditures for third-party professional services
•Reducing reliance on short-term lines of credit
•Cash and cash equivalents at the company are currently $16.5 million
•Credit lines have been reduced to $20.2 million
•The current loan portfolio consists of $37.1 million in unpaid principal balance

“Our restructuring and cost reduction eﬀorts are well underway,” Chairman Byrd explained. “These are pivotal steps forward which we believe will facilitate a sustainable mortgage operation.”

Exhibit 99.1

About AAMC

AAMC acquires, originates and manages mortgage loans, mortgage-backed securities and equity investments in underserved markets. Additional information is available at www.altisourceamc.com.

AAMC works to employ capital light operating strategies that have historically been implemented across a variety of industry sectors ranging from REIT management and title insurance and reinsurance to private loan acquisition, origination and disposition. AAMC is committed to an investment philosophy of opportunistic deployment of capital in new ventures that we believe will be accretive to shareholder value. We are likewise committed, as a matter of core corporate values, to exemplary environmental, social and governance principles.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Exhibit 99.1